Exhibit 10.29.4

FOURTH AMENDMENT TO

THE TRAVEL & LIFESTYLE SERVICES OPERATING AGREEMENT

This Fourth Amendment (this "Amendment"), effective as of April 29, 2019 (the "Amendment Effective Date"), by and between GBT III B.V., a private company with limited liability organized under the laws of the Netherlands ("GBT Holdco"), and American Express Travel Related Services Company, Inc., a corporation organized under the laws of the State of New York ("Amex"), amends the Travel & Lifestyle Services Operating Agreement, dated as of June 30, 2014, as previously amended by the First Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of January 1, 2015, and by the Second Amendment to the Travel & Lifestyle Services Operating Agreement, effective as of December 31, 2018, and the Third Amendment effective March 29, 2019 (as such agreement may be further amended from time to time, the "TLOA") by and between GBT Holdco and Amex. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Agreement.

WHEREAS, the Parties desire to amend the TLOA to extend the Expiration Date in accordance with Section 8.02 of the TLOA as set forth below.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein, and intending to be legally bound, the parties hereto agree as follows:

1.            Definitions. Section 1.01 of the TLOA is hereby amended to delete the definition of "Expiration Date."

2.            Term and Renewal. Section 6.01(a) of the TLOA is hereby amended and restated in its entirety as follows:

"(a) This Agreement shall be effective as of the Effective Date. The term of this Agreement shall commence on the Effective Date and shall continue through October 31, 2019 (the "Initial Term") and shall thereafter automatically renew for additional periods of one month as noted in clause (ii) below (each, a "Renewal Term" and, together with the Initial Term, the "Term") unless (i) terminated earlier pursuant to Section 6.01(b), Section 6.02, Section 6.03, Section 6.04, or Section 8.10 or (ii) either Party provides written notice of non-renewal to the other Party at least five (5) months prior to the expiration of any Renewal Term, and upon the expiration of each such five (5) month period without either Party having delivered a notice of non-renewal, the Term shall automatically be extended to the end of the immediately following calendar month. For example, if a Party wishes to terminate the Agreement on November 30, 2019, such Party would be required to provide notice of termination no later than June 30, 2019. If no such notice is provided on or before June 30, 2019, the Agreement would continue in force through December 31, 2019, subject to the other provisions of the Agreement."

3.            The Parties agree to negotiate in good faith an extension of the TLOA, including but not limited to an amendment to the methodology calculations set forth in Exhibit IV thereof, prior to the expiration of the Initial Term, which extension would be effective October 1, 2019 unless otherwise agreed by the Parties.

4.            Miscellaneous. Except as specifically stated in this Amendment, the Agreement, as amended, remains in full force and effect and is not modified or amended hereby and no rights or remedies thereunder are waived hereby. This Amendment may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which, when executed, shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Electronic delivery of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, GBT Holdco and Amex have caused this Amendment to be executed and delivered as of the date and year first set forth above.

GBT III B.V., a Netherlands private company with limited liability

By:	/s/ Eric J. Bock
Name: Eric J. Bock
Title: Chief Legal Officer and Global Head of Mergers and Acquisitions

AMERICAN EXPRESS TRAVEL RELATED SERVICES COMPANY, INC., a New York corporation

By:	_________________________________________________________
Name:
Title:

Signature Page to Fourth Amendment to the Travel & Lifestyle Services Operating Agreement